Exhibit (q)(1)

ALPS SERIES TRUST

POWER OF ATTORNEY

The undersigned Trustees of ALPS Series Trust hereby appoint JoEllen L. Legg and Kim Storms, Attorneys-in-Fact, with full power of substitution, and with the full power to sign for me and in my name in the following capacities: any Registration Statements on Form N-1A; all Pre-Effective Amendments to said Registration Statements; all subsequent Post-Effective Amendments to said Registration Statements; any supplements or other instruments in connection therewith; and generally to do all such things in my name and behalf in connection therewith as said Attorneys-in-Fact deem, together or individually, necessary or appropriate, to comply with the provisions of the Securities Act of 1933, as amended, and Investment Company Act of 1940, as amended, and any rules, regulations or requirements of any federal or state regulatory agency in connection with the filing and effectiveness of said Registration Statements, as amended, and all related requirements of any federal or state regulatory agency.

This Power of Attorney, which shall not be affected by the disability of the undersigned, is executed and effective as of the date set forth below.

WITNESS my hands on this 30th day of October, 2012.

/s/ Cheryl Burgermeister
Cheryl Burgermeister Trustee

/s/ Wayne Hutchens
Wayne Hutchens Trustee

/s/ Patrick Seese
Patrick Seese Trustee